PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE
                            BOARD OF DIRECTORS

The undersigned hereby appoints DAVID L. OSBORN or THOMAS SACCO, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of HUDSON'S GRILL OF AMERICA, INC., held on record by the undersigned on April 17, 1998, at the annual meeting to be held May 29, 1998.*

1.   ELECTION OF DIRECTORS

                    FOR ALL NOMINEES PRINTED BELOW (except as marked to the contrary below).

                    FOR THE FOLLOWING DIRECTORS (name up to three):

                    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

          D.L. Osborn , T.A. Sacco, and R.W. Fischer. (Instructions: To withhold authority to vote for any individual nominees, line out that nominee's name).

2.   RATIFICATION OF SELECTION OF HEIN + ASSOCIATES, LLP

                FOR             AGAINST             ABSTAIN

3. RATIFICATION OF THE CREATION OF A SUBSIDIARY TO WHICH MOST OF THE COMPANY'S ASSETS WERE TRANSFERRED AND ADOPTION OF A PLAN TO REGISTER AND DISTRIBUTE THE SUBSIDIARY'S SHARES TO THE COMPANY'S SHAREHOLDERS

                FOR             AGAINST             ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the Nominees and for Proposals 2 and 3.

Date:
                                   Signature


                                   Signature

* Cumulative voting is permitted. See the proxy statement for details.